Exhibit 99.1

MURPHY OIL ANNOUNCES EARNINGS

EL DORADO, Arkansas, April 28, 2004 – Murphy Oil Corporation (NYSE: MUR) announced today that net income in the first quarter of 2004 was $98.2 million ($1.05 per diluted share) compared to net income of $87.1 million ($.94 per diluted share) in the first quarter of 2003. The improvement in 2004 income was attributable to better exploration and production earnings, partially offset by higher losses in refining and marketing operations and higher net costs from corporate functions. The Company has previously announced that it has binding agreements to sell most of its conventional oil and gas assets in Western Canada. The Company expects to close on the sale in the second quarter 2004. The operating results of these assets to be sold have been accounted for as discontinued operations for all periods presented. Earnings from discontinued operations were $17.5 million ($.19 per share) in 2004 and $11.2 million ($.12 per share) in 2003. Earnings from continuing operations were $80.7 million ($.86 per share) in 2004 and $82.9 million ($.90 per share) in 2003.

Murphy’s income from continuing exploration and production operations was $101.2 million in the first quarter of 2004 compared to $75.7 million in the same quarter of 2003. Higher realized sales prices for crude oil, higher oil and natural gas sales volumes from continuing operations, and a $15.4 million after-tax gain on disposal of several minor oil and gas properties were the primary reasons for improved earnings. Exploration expenses increased from $15.4 million in the 2003 period to $49.1 million in 2004 primarily due to higher dry hole costs of $39.1 million in the United States and Malaysia. The Company’s worldwide crude oil and condensate sales prices averaged $30.95 per barrel for the current quarter compared to $27.90 per barrel in the first quarter of 2003. Total crude oil and gas liquids production from continuing operations was 95,128 barrels per day in the first quarter of 2004 compared to 67,813 barrels per day in the 2003 quarter. The 40% increase in crude oil production in the 2004 period was mostly attributable to production from the Medusa and Habanero fields in the deepwater Gulf of Mexico and the West Patricia field in shallow-water Malaysia, all of which came on stream in mid to late 2003. North American natural gas sales prices averaged $5.88 per thousand cubic feet (MCF) in the most recent quarter compared to $5.95 per MCF in the same quarter of 2003. Natural gas sales volumes from continuing operations increased from 116 million cubic feet per day in the first quarter of 2003 to 124 million cubic feet per day in the just completed quarter, primarily due to production from the Medusa and Habanero fields. In the first quarter of 2003, the Company’s hedging program reduced the average worldwide crude oil sales price and North American natural gas sales price by $3.16 per barrel and $.49 per MCF, respectively.

The Company’s refining and marketing operations incurred a loss of $6.4 million in the 2004 quarter compared to a loss of $3.5 million in the 2003 quarter. The Company’s North American operations lost $10.5 million in the first quarter of 2004 and $6.4 million in the 2003 period. The larger loss was primarily due to poorer performance at the Meraux refinery, which is operating at less than optimum capacity during integration of a new unit and the rebuilding of the ROSE unit after the mid-year 2003 fire. Refining and marketing operations in the U.K. earned $4.1 million in the first quarter of 2004, up from a $2.9 million profit in the same quarter of 2003, with improved earnings based on better operating margins during the latest quarter.

Corporate functions reflected a loss of $14.1 million in the 2004 quarter compared to income of $10.7 million in the first quarter 2003. The 2003 period included a $20.1 million gain from resolution of prior-year U.S. tax matters. The 2004 period included lower interest capitalization because of start-up of the Medusa and Habanero fields and completion of the Meraux refinery expansion.

Claiborne P. Deming, President and Chief Executive Officer, commented, “Based on stronger oil and gas prices in 2004, Murphy Oil’s first quarter consolidated earnings were the best since the second quarter of 2001. High oil prices experienced in the just completed quarter are predicted to weaken in the second quarter, but have thus far held strong based on high demand and an effective curtailment of production by OPEC. Natural gas prices will likely remain high in tandem with oil prices. Production from continuing operations is expected to average 117,000 barrels of oil equivalent per day in the second quarter. Anticipated operating performance improvements at the Meraux refinery should lead to better financial results in the Company’s downstream business in the second quarter of 2004. Additionally, the start of the summer driving season in the U.S. should lead to stronger results in our retail gasoline business. We currently expect earnings from continuing operations in the second quarter to be between $.90 and $1.20 per share. Results could vary based on commodity prices, drilling results and timing of oil sales.”

The public is invited to access the Company’s conference call to discuss first quarter 2004 results on Thursday, April 29, at 12:00 p.m. CDT either via the Internet through the Investor Relations section of Murphy’s website at http://www.murphyoilcorp.com/ir or via the telephone by dialing 1-800-366-7640. The telephone reservation number for the call is 577079. Replays of the call will be available through the same address on the Murphy website, and a recording of the call will be available through May 3 at 1-800-405-2236.

Summary financial data and operating statistics for the first quarter 2004 with comparisons to 2003 are contained in the attached tables.

The forward-looking statements reflected in this release are made in reliance upon the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. No assurance can be given that the results discussed herein will be attained, and certain important factors that may cause actual results to differ materially are contained in Murphy’s January 15, 1997 Form 8-K report on file with the U.S. Securities and Exchange Commission.

####

MURPHY OIL CORPORATION

FUNCTIONAL RESULTS OF OPERATIONS (Unaudited)

(Millions of dollars)

	Three Months Ended March 31, 2004		Three Months Ended March 31, 2003*
	Revenues	Income	Revenues	Income
Exploration and production
United States	$131.3	36.5	50.7	12.8
Canada	142.5	53.6	117.5	44.7
United Kingdom	38.4	13.8	58.2	19.1
Ecuador	16.4	2.9	11.3	5.5
Malaysia	25.6	(4.0)	—	(5.5)
Other	1.0	(1.6)	.7	(.9)

	355.2	101.2	238.4	75.7

Refining and marketing
North America	1,187.8	(10.5)	909.5	(6.4)
United Kingdom	132.8	4.1	122.3	2.9

	1,320.6	(6.4)	1,031.8	(3.5)

	1,675.8	94.8	1,270.2	72.2
Intersegment transfers elimination	(30.0)	—	(13.0)	—

	1,645.8	94.8	1,257.2	72.2
Corporate	2.3	(14.1)	1.0	10.7

Revenues/income from continuing operations	1,648.1	80.7	1,258.2	82.9
Discontinued operations, net of taxes	—	17.5	—	11.2

Revenues/income before cumulative effect of accounting change	1,648.1	98.2	1,258.2	94.1
Cumulative effect of accounting change, net of taxes	—	—	—	(7.0)

Total revenues/net income	$1,648.1	98.2	1,258.2	87.1

*	Reclassified to conform to current presentation.

MURPHY OIL CORPORATION

CONTINUING OIL AND GAS OPERATING RESULTS (Unaudited)

(Millions of dollars)	United States	Canada	United Kingdom	Ecuador	Malaysia	Other	Synthetic Oil – Canada	Total
Three Months Ended March 31, 2004
Oil and gas sales and other operating revenues	$131.3	103.1	38.4	16.4	25.6	1.0	39.4	355.2
Production expenses	17.9	9.2	6.4	7.9	2.7	—	19.7	63.8
Depreciation, depletion and amortization	16.9	25.9	7.3	2.9	5.3	—	2.7	61.0
Accretion expense	.9	.7	.7	—	.1	.1	.1	2.6
Exploration expenses
Dry holes	28.6	—	—	—	13.4	.1	—	42.1
Geological and geophysical	1.3	.7	—	—	.1	.2	—	2.3
Other	.4	.2	.1	—	—	.1	—	.8

	30.3	.9	.1	—	13.5	.4	—	45.2
Undeveloped lease amortization	3.3	.6	—	—	—	—	—	3.9

Total exploration expenses	33.6	1.5	.1	—	13.5	.4	—	49.1

Selling and general expenses	5.8	2.4	.8	.1	1.3	2.2	.2	12.8
Income tax provisions (benefits)	19.7	20.9	9.3	2.6	6.7	(.1)	5.6	64.7

Results of operations (excluding corporate overhead and interest)	$36.5	42.5	13.8	2.9	(4.0)	(1.6)	11.1	101.2

Three Months Ended March 31, 2003*
Oil and gas sales and other operating revenues	$50.7	96.0	58.2	11.3	—	.7	21.5	238.4
Production expenses	7.8	8.2	11.5	4.2	—	—	14.4	46.1
Depreciation, depletion and amortization	8.3	21.7	9.6	1.5	.2	.1	2.0	43.4
Accretion expense	.8	.5	.9	—	—	.1	.1	2.4
Exploration expenses
Dry holes	2.9	—	—	—	—	—	—	2.9
Geological and geophysical	3.6	.3	—	—	4.4	—	—	8.3
Other	.5	.1	.1	—	—	.1	—	.8

	7.0	.4	.1		4.4	.1	—	12.0
Undeveloped lease amortization	2.6	.8	—	—	—	—	—	3.4

Total exploration expenses	9.6	1.2	.1	—	4.4	.1	—	15.4

Selling and general expenses	4.6	2.2	1.1	.1	.9	1.6	.1	10.6
Income tax provisions (benefits)	6.8	20.8	15.9	—	—	(.3)	1.6	44.8

Results of operations (excluding corporate overhead and interest)	$12.8	41.4	19.1	5.5	(5.5)	(.9)	3.3	75.7

*	Reclassified to conform to current presentation.

MURPHY OIL CORPORATION

SUMMARIZED CONSOLIDATED STATEMENTS OF INCOME (Unaudited)

(Thousands of dollars, except per share amounts)

	Three Months Ended March 31,
	2004	2003*
Revenues	$1,648,072	1,258,169

Costs and expenses
Crude oil and product purchases	1,167,265	904,693
Operating expenses	168,410	142,896
Exploration expenses	49,149	15,399
Selling and general expenses	30,681	28,933
Depreciation, depletion and amortization	80,196	57,176
Accretion on discounted liabilities	2,507	2,471
Interest expense	14,288	13,961
Interest capitalized	(4,252)	(9,536)

	1,508,244	1,155,993

Income from continuing operations before income taxes	139,828	102,176
Income tax expense	59,132	19,319

Income from continuing operations	80,696	82,857
Discontinued operations, net of tax	17,543	11,248

Income before cumulative effect of change in accounting principle	98,239	94,105
Cumulative effect of change in accounting principle	—	(6,993)

Net income	$98,239	87,112

Per Common share - Basic
Continuing operations	$.88	.91
Discontinued operations	.19	.12
Cumulative effect of change in accounting principle	—	(.08)

Net income	$1.07	.95

Per Common share - Diluted
Continuing operations	$.86	.90
Discontinued operations	.19	.12
Cumulative effect of change in accounting principle	—	(.08)

Net income	$1.05	.94

Cash dividends per Common share	$.20	.20

Average Common shares outstanding (thousands)
Basic	91,926	91,738
Diluted	93,173	92,350

*	Reclassified to conform to current presentation.

MURPHY OIL CORPORATION

SUMMARIZED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

(Thousands of dollars)

	Three Months Ended March 31,
	2004	2003*
Operating Activities
Income from continuing operations	$80,696	82,857
Adjustments to reconcile income from continuing operations to net cash provided by operating activities
Depreciation, depletion and amortization	80,196	57,176
Provisions for major repairs	7,612	6,410
Expenditures for major repairs and asset retirement obligations	(6,358)	(3,694)
Dry holes	42,104	2,936
Amortization of undeveloped leases	3,907	3,342
Accretion on discounted liabilities	2,507	2,471
Deferred and noncurrent income tax charges (benefits)	8,787	(17,001)
Pretax gains from disposition of assets	(29,207)	(24)
Net decrease in operating working capital other than cash and cash equivalents	75,243	34,509
Other	205	(5,905)

Net cash provided by continuing operations	265,692	163,077
Net cash provided by discontinued operations	40,183	49,469

Net cash provided by operating activities	305,875	212,546

Investing Activities
Property additions and dry holes	(190,514)	(158,100)
Proceeds from sale of assets	37,140	8,006
Other - net	(893)	30
Investing activities of discontinued operations	(20,839)	(25,181)

Net cash required by investing activities	(175,106)	(175,245)

Financing Activities
Increase (decrease) in notes payable	(60,534)	42,024
Decrease in nonrecourse debt of a subsidiary	(7,879)	(9,056)
Proceeds from exercise of stock options and employee stock purchase plans	926	943
Cash dividends paid	(18,394)	(18,353)
Other	—	(72)

Net cash provided by (used in) financing activities	(85,881)	15,486

Effect of exchange rate changes on cash and cash equivalents	73	(855)

Net increase in cash and cash equivalents	44,961	51,932
Cash and cash equivalents at January 1	252,425	164,957

Cash and cash equivalents at March 31	$297,386	216,889

*	Reclassified to conform to current presentation.

MURPHY OIL CORPORATION

OTHER FINANCIAL DATA

(Unaudited, except for December 31, 2003)

(Millions of dollars)

	March 31, 2004	Dec. 31, 2003
Working capital	$197.5	228.5
Total assets	4,833.6	4,712.6
Long-term debt
Notes payable	1,000.3	1,061.4
Nonrecourse debt	22.6	28.9
Stockholders’ equity	2,026.5	1,950.9

	Three Months Ended March 31,
	2004	2003[1]
Capital expenditures
Continuing operations
Exploration and production
United States	$59.4	50.6
Canada	49.5	30.3
Malaysia	45.3	23.2
Other	5.1	12.5

	159.3	116.6

Refining and marketing
North America	32.3	47.4
International	1.8	3.0

	34.1	50.4

Corporate	.3	.2

	193.7	167.2

Discontinued operations	21.6	26.8

Total capital expenditures	215.3	194.0

Charged to exploration expenses[2]
United States	30.3	7.0
Canada	.9	.4
Malaysia	13.5	4.4
Other international	.5	.2

Total charged to exploration expenses	45.2	12.0

Included in discontinued operations	5.8	5.8

	51.0	17.8

Total capitalized	$164.3	176.2

[1]	Reclassified to conform to current presentation.
[2]	Excludes amortization of undeveloped leases of $3.9 million in 2004 and $3.4 million in 2003.

MURPHY OIL CORPORATION

STATISTICAL SUMMARY

	Three Months Ended March 31,
	2004	2003[1]
Net crude oil, condensate and gas liquids produced – barrels per day	102,426	74,984
Continuing operations	95,128	67,813
Crude oil and condensate
United States	18,608	3,175
Canada – light	228	929
– heavy	4,381	3,938
– offshore	28,879	27,792
– synthetic	12,527	9,343
United Kingdom	11,570	18,248
Ecuador	7,805	3,370
Malaysia	10,420	—
Natural gas liquids
United States	97	144
Canada	503	683
United Kingdom	110	191
Discontinued operations	7,298	7,171

Net crude oil, condensate and gas liquids sold – barrels per day	101,478	78,299
Continuing operations	94,180	71,128
Crude oil and condensate
United States	18,608	3,175
Canada – light	228	929
– heavy	4,381	3,938
– offshore	30,486	29,807
– synthetic	12,527	9,343
United Kingdom	11,573	18,458
Ecuador	7,625	4,491
Malaysia	8,045	—
Natural gas liquids
United States	97	144
Canada	503	683
United Kingdom	107	160
Discontinued operations	7,298	7,171

Net natural gas sold – thousands of cubic feet per day	212,555	228,164
Continuing operations	124,160	115,729
United States	98,515	77,958
Canada	14,564	26,135
United Kingdom	11,081	11,636
Discontinued operations	88,395	112,435

Total net hydrocarbons produced – equivalent barrels per day[2]	137,852	113,011
Total net hydrocarbons sold – equivalent barrels per day[2]	136,904	116,326

[1]	Reclassified to conform to current presentation.
[2]	Natural gas converted on an energy equivalent basis of 6:1.

MURPHY OIL CORPORATION

STATISTICAL SUMMARY (Continued)

	Three Months Ended March 31,
	2004	2003
Weighted average sales prices
Crude oil and condensate – dollars per barrel (1)
United States	$31.77	24.78	(3)
Canada (2) – light	33.59	29.55
– heavy	16.63	12.40	(3)
– offshore	31.54	28.12	(3)
– synthetic	34.56	25.63	(3)
United Kingdom	31.61	32.46
Ecuador	23.68	27.88
Malaysia	34.82	—
Natural gas liquids – dollars per barrel (1)
United States	$27.36	25.25
Canada (2)	28.43	26.82
United Kingdom	25.86	24.27
Natural gas – dollars per thousand cubic feet
United States (1)	$5.97	6.30	(3)
Canada (2)	5.29	4.90	(3)
United Kingdom (2)	4.72	3.51

Refinery inputs – barrels per day	170,888	160,940
North America	135,035	124,778
United Kingdom	35,853	36,162

Petroleum products sold – barrels per day	301,718	228,261
North America	266,630	195,689
Gasoline	183,480	130,489
Kerosine	8,307	7,969
Diesel and home heating oils	58,522	37,687
Residuals	13,076	14,421
Asphalt, LPG and other	3,245	5,123
United Kingdom	35,088	32,572
Gasoline	12,472	10,001
Kerosine	3,294	2,546
Diesel and home heating oils	12,944	13,177
Residuals	4,142	4,506
LPG and other	2,236	2,342

(1)	Includes intracompany transfers at market prices.
(2)	U.S. dollar equivalent.
(3)	Includes the effect of the Company’s 2003 hedging program.